Exhibit 99.1
Ranger Oil Announces Fourth Quarter and Full-Year 2021 Results,
Shareholder Return Initiatives and 2022 Outlook
--- Exceeds Mid-point of Oil Sales Volume Guidance for Q4 2021 ---
--- Targeting $100 Million Share Repurchase Program and Quarterly Dividend ---

HOUSTON, March 7, 2022 (GLOBE NEWSWIRE) -- Ranger Oil Corporation (“Ranger” or the “Company”) (NASDAQ:ROCC) today announced financial and operational results for the fourth quarter and full-year 2021, its near-term plans for shareholder return initiatives through share repurchases and quarterly dividends, and the Company’s 2022 outlook.

Significant Highlights

Fourth Quarter
•Sold 27,516 barrels of oil per day (“bbl/d”) for the fourth quarter of 2021, exceeding the mid-point of upward revised oil sales guidance. Total sales volumes were 40,236 barrels of oil equivalent per day (“boe/d”);
•Reported net income of $68 million and adjusted net income(1) of $76 million;
•Generated adjusted EBITDAX(2) of $149 million;
•Generated significant free cash flow(3) of $44 million; and
•As a result of ongoing improvements in cycle times, Ranger completed its anticipated fourth quarter drilling and completion (“D&C”) program earlier than expected allowing the Company to begin completions on four additional wells in 2021, bringing total D&C capital expenditures to $82.8 million.

Planned Shareholder Return and Free Cash Flow Initiatives

•Expecting to produce over $250 million of free cash flow(3) in 2022 at current commodity prices;
•Targeting $100 million share repurchase program authorization beginning in the second quarter of 2022;
•Continuing debt reduction providing financial and strategic flexibility;
•Planning to initiate annualized dividend of $0.25 per share ($0.0625 per share quarterly) beginning third quarter 2022; and
•Disciplined pursuit of accretive consolidation and bolt-on prospects.

Darrin Henke, President and Chief Executive Officer of Ranger, commented, “2021 was a truly transformative year for our Company, and I couldn’t be more proud of our team. Due to our low operating cost, high oil cut and premium Gulf Coast pricing, we produced one of the highest Adjusted EBITDAX margins of any public US independent. We transformed our balance sheet, accessing the unsecured debt markets to term out and refinance the majority of our debt, while simultaneously increasing our borrowing base and liquidity. We closed our previously announced acquisition of Lonestar Resources, acquired at a discount to PDP value in a lower price environment, and increased our estimated inventory life to approximately 20 years at our current pace of development(4). We grew our total proved and proved developed reserve volumes by 90% and 82% respectively, while reducing our leverage ratio and producing over $100 million of free cash flow. Best of all, we set up our Company to thrive in the coming year, with reported EBITDAX and free cash flow expected to more than double in the current commodity price environment.

Our robust cash flow profile allows us to initiate what we believe will be a highly accretive strategy around our use of free cash flow. First, we believe that consolidation remains a highly attractive objective. We are committed to this continued pursuit in a disciplined manner, maintaining a strong balance sheet and pursuing only accretive opportunities with clear value potential through the combination. As such, we expect to use a significant portion of our free cash flow to continue to reduce leverage in anticipation of attractive consolidation opportunities. Second, as a testament to our commitment towards capital return to shareholders, we are planning to initiate a $0.25 per share annualized dividend, beginning in the third quarter. Third, we plan to authorize a $100 million share repurchase program, with a focus on acquiring shares when our market enterprise value is attractive relative to the intrinsic value of our assets. Finally, we plan to continue to invest in socially and environmentally responsible initiatives both at Ranger as well as invest in the communities in which we operate and live. Overall, we plan to continually evaluate what is most beneficial for long-term shareholder value among all of our various options for cash deployment.”

Exhibit 99.1
Fourth Quarter 2021 and Full-Year Operating Results

Total sales volumes for the fourth quarter of 2021 were 3.7 million barrels of oil equivalent (“MMboe”), or 40,236 boe/d (68% crude oil). Ranger sold 10.2 MMboe, or 27,822 boe/d (76% crude oil) for the full-year 2021.
During the fourth quarter of 2021, the Company completed and turned in line 12 gross (10.4 net) wells. In 2021, the Company completed and turned in line 46 gross (40.4 net) wells.

Fourth Quarter 2021 Financial Results

Operating expenses were $119.0 million, or $32.15 per boe, in the fourth quarter of 2021. Adjusted direct operating expenses(5), which consist of lease operating expenses (“LOE”), gathering, processing, and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, excluding DD&A and significant special charges, were $43.0 million, or $11.62 per boe, in the fourth quarter of 2021.
Total G&A expenses for the fourth quarter of 2021 were $9.57 per boe. Adjusted cash G&A expenses(6), which excludes share-based compensation and significant special charges, were $2.00 per boe.
LOE was $4.38 per boe for the fourth quarter of 2021.
Net income for the fourth quarter of 2021 was $68.3 million and Adjusted net income(1) was $75.8 million.
Adjusted EBITDAX(2) was $149.3 million for the fourth quarter of 2021.

Full Year 2021 Financial Results

Operating expenses were $300.1 million, or $29.55 per boe, in 2021. Adjusted direct operating expenses(5) were $126.8 million, or $12.49 per boe, in 2021.
Net income for the full year of 2021 was $98.9 million and Adjusted net income(1) was $175.0 million.
Adjusted EBITDAX(2) was $362.0 million in 2021.

Fourth Quarter 2021 Capital Expenditures

As a result of ongoing improvements in cycle times, Ranger completed its anticipated fourth quarter drilling and completion program earlier than expected. The Company was successful in negotiating discounted pricing to continue services through the end of the year, allowing Ranger to move a portion of the completion of four wells from early January 2022 into December 2021. The Company was also able to acquire additional highly economic working interest in these wells. As a result, Ranger chose to continue with a consistent pace of operations, incurring an additional $8.8 million of D&C capital expenditures versus its previously anticipated program in the fourth quarter, bringing total D&C capital expenditures to $82.8 million.

Current Balance Sheet and Liquidity

As of March 1, 2022, Ranger had $400 million of senior unsecured notes and approximately $148 million drawn, net of cash, on its revolving credit facility. The Company has a borrowing base of $725 million under its revolving credit facility(7).

2022 Outlook

Mr. Henke commented, “As we look at our development plan in 2022, we anticipate operating approximately two continuous drilling rigs, with an occasional spot rig to maximize operating efficiencies. While service costs may be rising, we expect the combination of our consistent pace of development, operating efficiencies and shift to longer laterals to expand our cash-on-cash returns for shareholders. We expect the timing impact of our transition to longer laterals to result in a smaller contribution of production in the current first quarter, while increasing production in the second and third quarters. Our anticipated development program is expected to result in a high single to low double digit pro forma annual production growth rate for the year, which we believe will generate over $250 million in free cash flow at current commodity prices.”

Exhibit 99.1
The table below sets forth the Company’s operational and financial guidance:

	1Q 2022	2022
Total Sales Volumes (boe/d)	36,500 – 38,000	38,500 – 41,000
Oil Sales Volumes (bbl/d)	25,800 - 27,000	27,000 - 30,000

Realized Price Differentials
Oil (WTI, per barrel)	$0.00 - $(2.00)	$0.00 - $(2.00)
Natural gas (Henry Hub, per MMBtu)	$0.00 - $(0.30)	$0.00 - $(0.30)

Direct Operating Expenses
Lease operating expenses (per boe)	$4.75 - $5.05	$5.05 - $5.35
GPT expenses (per boe)	$2.35 - $2.65	$2.25 - $2.55
Ad valorem and production taxes (percent of product revenue)	6.0% - 6.5%	6.0% - 6.5%
Adjusted Cash G&A expenses (per boe)	$2.45 - $2.75	$2.05 - $2.55

Capital Expenditures (millions)
Drilling & Completion	$80 - $90	$375 - $425
Land, Facilities and other		$5 - $10

Note: First quarter 2022 sales guidance reflects approximately 450 bbl/d of oil production that was shut-in or constrained due to recent winter storm activity and related outages.

Acreage

As of December 31, 2021, the Company had approximately 140,900 net acres. Approximately 94% of Ranger’s acreage is held by production.

Fourth Quarter and Full-Year 2021 Conference Call

A conference call and webcast discussing the fourth quarter and year-end 2021 financial and operational results are scheduled for Tuesday, March 8, 2022 at 11:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.Rangeroil.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.
An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from March 8, 2022, through March 15, 2022, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 7842986.

2022 Annual Shareholders Meeting

The Company also announced that its 2022 Annual Shareholders Meeting will be held at 10:30 a.m. CT on May 2, 2022.

About Ranger Oil Corporation

Ranger Oil is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in South Texas. For more information, please visit our website at www.Rangeroil.com.

Cautionary Statements Regarding Guidance and Other Matters

The estimates, guidance and planned uses of free cash flow discussed in this release are based on assumptions of current and future capital expenditure levels, prices for oil, NGLs, and natural gas, and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. This release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and

Exhibit 99.1
guidance. Further, expectations regarding amount and uses of free cash flow are subject to market conditions, applicable legal requirements, available liquidity, compliance with the Company’s debt and other agreements and other factors. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements generally include, words such as “anticipate,” “target,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,”, “project”, “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify that they are forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the risk that the benefits of the acquisition of Lonestar may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing; our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; our ability to execute our business plan in volatile commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to convert drilling locations into reserves and production, if at all; the longevity of our currently estimated inventory; approval by our board of directors of any dividends or share repurchases; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Footnotes
(1)Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(2)Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(3)Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release. We have not reconciled forward-looking estimates of free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an estimate of our net income at this time. We are unable to estimate forward-looking adjusted EBITDAX for the same reasons as it is a non-GAAP measure that must be reconciled to the most comparable GAAP measure, net income. Forward-looking estimates of free cash flow are made in a manner consistent with the relevant definitions and assumptions noted herein.
(4)Assumes 50 wells drilled per year normalized to 7,500 lateral feet.
(5)Adjusted cash direct operating expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(6)Adjusted cash G&A expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(7)Ranger’s elected commitment under its revolving credit facility is $400 million.

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Revenues
Crude oil	$191,079	$127,995	$61,009	$517,301	$251,741
Natural gas liquids (NGLs)	18,328	7,165	2,653	33,443	8,948
Natural gas	15,187	4,973	2,830	26,080	10,103
Total product revenues	224,594	140,133	66,492	576,824	270,792
Other operating income, net	582	928	504	2,667	2,476
Total revenues	225,176	141,061	66,996	579,491	273,268
Operating expenses
Lease operating	16,202	10,647	9,562	45,402	37,463
Gathering, processing and transportation	8,112	5,688	5,253	23,647	22,050
Production and ad valorem taxes	11,273	7,534	3,467	31,041	16,619
General and administrative	35,435	10,932	9,988	66,529	33,789
Depreciation, depletion and amortization	48,003	30,975	25,782	131,657	140,673
Impairments of oil and gas properties	—	—	120,351	1,811	391,849
Total operating expenses	119,025	65,776	174,403	300,087	642,443
Operating income (loss)	106,151	75,285	(107,407)	279,404	(369,175)
Other income (expense)
Interest expense, net of amounts capitalized	(11,879)	(10,582)	(7,044)	(33,161)	(31,257)
Loss on extinguishment of debt	(7,629)	—	—	(8,860)	—
Derivatives	(17,320)	(21,084)	(21,457)	(136,999)	88,422
Other, net	107	(7)	(808)	94	(850)
Income (loss) before income taxes	69,430	43,612	(136,716)	100,478	(312,860)
Income tax (expense) benefit	(1,150)	(549)	1,193	(1,560)	2,303
Net income (loss)	68,280	43,063	(135,523)	98,918	(310,557)
Net income attributable to Noncontrolling interest	(34,911)	(25,676)	—	(58,689)	—
Net income (loss) attributable to common shareholders	$33,369	$17,387	$(135,523)	$40,229	$(310,557)

Net income (loss) per share attributable to common shareholders:
Basic	$1.60	$1.13	$(8.92)	$2.41	$(20.46)
Diluted	$1.56	$1.11	$(8.92)	$2.34	$(20.46)

Weighted average shares outstanding:
Basic	20,839	15,319	15,200	16,695	15,176
Diluted	43,900	15,713	15,200	17,165	15,176

Exhibit 99.1
RANGER OIL CORPORATION
SELECTED OPERATING STATISTICS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Total Sales Volume
Crude oil (Mbbls)	2,532	1,879	1,538	7,711	6,829
NGLs (Mbbls)	613	263	248	1,326	1,165
Natural gas (MMcf)	3,345	1,211	1,154	6,712	5,360
Total (Mboe)	3,702	2,344	1,978	10,155	8,887
Average daily sales volume (boe/d)	40,236	25,483	21,502	27,822	24,281

Realized Prices
Crude oil ($/bbl)	$75.48	$68.10	$39.66	$67.09	$36.86
NGLs ($/bbl)	$29.91	$27.24	$10.71	$25.23	$7.68
Natural gas ($/Mcf)	$4.54	$4.11	$2.45	$3.89	$1.88
Aggregate ($/boe)	$60.67	$59.77	$33.61	$56.80	$30.47

Realized Prices, including effects of derivatives, net [1]
Crude oil ($/bbl)	$64.50	$57.15	$48.84	$56.15	$50.55
NGLs ($/bbl)	$29.91	$25.77	$10.71	$24.86	$7.68
Natural gas ($/Mcf)	$2.99	$3.44	$1.95	$3.01	$1.88
Aggregate ($/boe)	$51.77	$50.49	$40.46	$47.87	$40.98
1    Realized prices, including effects of derivatives, net are non-GAAP measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures appear at the end of this release.

Exhibit 99.1
RANGER OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31,
	2021	2020
Assets
Current assets	$186,151	$153,420
Net property and equipment	1,383,348	723,549
Other noncurrent assets	7,109	30,357
Total assets	$1,576,608	$907,326

Liabilities and equity
Liabilities
Current liabilities	$268,882	$148,195
Other noncurrent liabilities	36,966	36,796
Total long-term debt, net	601,252	509,497
Equity
Common shareholders’ equity	323,532	212,838
Noncontrolling interest	345,976	—
Total equity	669,508	212,838
Total liabilities and equity	$1,576,608	$907,326

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Cash flows from operating activities
Net income (loss)	$68,280	$43,063	$(135,523)	$98,918	$(310,557)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on extinguishment of debt	7,629	—	—	8,860	—
Depreciation, depletion and amortization	48,003	30,975	25,782	131,657	140,673
Impairments of oil and gas properties	—	—	120,351	1,811	391,849
Derivative contracts:
Net (gains) losses	17,320	21,084	21,457	136,999	(88,422)
Cash settlements and premiums received (paid), net [1]	(84,434)	(22,238)	12,792	(130,475)	78,087
Deferred income tax expense (benefit)	1,119	379	(1,393)	1,249	(1,424)
Non-cash interest expense	993	563	814	2,735	4,150
Share-based compensation	11,410	971	702	15,589	3,284
Other, net	6	4	4	19	13
Changes in operating assets and liabilities, net	13,992	6,681	(12,925)	21,663	4,612
Net cash provided by operating activities	84,318	81,482	32,061	289,025	222,265
Cash flows from investing activities
Acquisitions, net of cash acquired	11,009	—	—	11,009	—
Capital expenditures	(109,705)	(50,932)	(29,555)	(256,343)	(168,565)
Proceeds from sales of assets, net	3	4	4	160	87
Net cash used in investing activities	(98,693)	(50,928)	(29,551)	(245,174)	(168,478)
Cash flows from financing activities
Proceeds from credit facility borrowings	50,000	—	—	70,000	51,000
Repayments of credit facility borrowings	(54,900)	(26,000)	(10,000)	(176,400)	(99,000)
Repayments of second lien term loan	(143,110)	(1,875)	—	(200,000)	—
Proceeds from 9.25% Senior Notes due 2026, net of discount	—	396,072	—	396,072	—
Repayments of acquired and other debt	(249,700)	—	—	(249,700)	—
Proceeds from redeemable common units	—	—	—	151,160	—
Proceeds from redeemable preferred stock	—	—	—	2	—
Transaction costs paid on behalf of Noncontrolling interest	—	—	—	(5,543)	—
Issuance costs paid for Noncontrolling interest securities	—	—	—	(3,758)	—
Withholding taxes for share-based compensation	(33)	(109)	(6)	(656)	(487)
Debt issuance costs paid	(10,970)	(1,567)	—	(14,367)	(78)
Net cash provided by (used in) financing activities	(408,713)	366,521	(10,006)	(33,190)	(48,565)
Net increase (decrease) in cash and cash equivalents	(423,088)	397,075	(7,496)	10,661	5,222
Cash and cash equivalents – beginning of period	446,769	49,694	20,516	13,020	7,798
Cash and cash equivalents – end of period	$23,681	$446,769	$13,020	$23,681	$13,020
1    Includes $49.6 million related to novated and settled Lonestar derivative contracts as part of the Lonestar Acquisition.

Exhibit 99.1
RANGER OIL CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Reconciliation of GAAP “Realized prices” to Non-GAAP “Realized prices, including effects of derivatives, net”
We present our realized prices for crude oil, NGLs and natural gas, as adjusted for the effects of derivatives, net as we believe these measures are useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. Realized prices for crude oil, NGLs and natural gas, as adjusted for the effects of derivatives, net, are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). The following table presents the calculation of our non-GAAP realized prices for crude oil, NGLs and natural gas, as adjusted for the effects of derivatives, net and reconciles to realized prices for crude oil and natural gas determined in accordance with GAAP:

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Realized crude oil prices ($/bbl)	$75.48	$68.10	$39.66	$67.09	$36.86
Effects of derivatives, net ($/bbl)	(10.98)	(10.95)	9.18	(10.94)	13.69
Crude oil realized prices, including effects of derivatives, net ($/bbl)	$64.50	$57.15	$48.84	$56.15	$50.55

Realized natural gas liquid prices ($/bbl)	$29.91	$27.24	$10.71	$25.23	$7.68
Effects of derivatives, net ($/bbl)	—	(1.47)	—	(0.37)	—
Natural gas liquid realized prices, including effects of derivatives, net ($/bbl)	$29.91	$25.77	$10.71	$24.86	$7.68

Realized natural gas prices ($/Mcf)	$4.54	$4.11	$2.45	$3.89	$1.88
Effects of derivatives, net ($/Mcf)	(1.55)	(0.67)	(0.50)	(0.88)	—
Natural gas realized prices, including effects of derivatives, net ($/Mcf)	$2.99	$3.44	$1.95	$3.01	$1.88

Aggregate realized prices ($/boe)	$60.67	$59.77	$33.61	$56.80	$30.47
Effects of derivatives, net ($/boe)	(8.90)	(9.28)	6.85	(8.93)	10.51
Aggregate realized prices, including effects of derivatives, net ($/boe)	$51.77	$50.49	$40.46	$47.87	$40.98
Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, net gains and losses on the sales of assets, loss on extinguishment of debt, acquisition/integration, divestiture and strategic transaction costs, organizational restructuring, including severance and income tax effect of adjustments. We believe that non-GAAP adjusted net income provides meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(in thousands, except per share amounts)
Net income (loss)	$68,280	$43,063	$(135,523)	$98,918	$(310,557)
Adjustments for derivatives:
Net losses (gains)	17,320	21,084	21,457	136,999	(88,422)
Realized settlements, net [1]	(33,941)	(22,740)	12,613	(94,563)	91,220
Impairments of oil and gas properties	—	—	120,351	1,811	391,849
Gain on sales of assets, net	(2)	(3)	(4)	(9)	(18)
Loss on extinguishment of debt	7,629	—	—	8,860	—
Acquisition/integration, divestiture and strategic transaction costs	16,485	2,680	4,448	23,820	4,973
Organizational restructuring, including severance	128	—	74	367	1,446
Income tax effect of adjustments	(128)	(13)	(1,386)	(1,219)	(2,952)
Adjusted net income [2]	$75,771	$44,071	$22,030	$174,984	$87,539
1    Realized settlements, net includes, as applicable to the period presented: (i) current period commodity and interest rate derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.
2    Adjusted net income includes the adjusted net income attributable to noncontrolling interest for the three months ended December 31, 2021 and September 30, 2021 and the year ended December 31, 2021.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Actual
Adjusted EBITDAX represents net income (loss) before loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition/integration, divestiture and strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(in thousands, except per unit amounts)
Net income (loss)	$68,280	$43,063	$(135,523)	$98,918	$(310,557)
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	7,629	—	—	8,860	—
Interest expense, net	11,879	10,582	7,044	33,161	31,257
Income tax expense (benefit)	1,150	549	(1,193)	1,560	(2,303)
Impairments of oil and gas properties	—	—	120,351	1,811	391,849
Depreciation, depletion and amortization	48,003	30,975	25,782	131,657	140,673
Share-based compensation expense	11,410	971	702	15,589	3,284
Gain on sales of assets, net	(2)	(3)	(4)	(9)	(18)
Adjustments for derivatives:
Net losses (gains)	17,320	21,084	21,457	136,999	(88,422)
Realized commodity settlements, net [1]	(32,970)	(21,768)	13,536	(90,741)	93,430
Adjustment for special items:
Acquisition/integration, divestiture and strategic transaction costs	16,485	2,680	4,448	23,820	4,973
Organizational restructuring, including severance	128	—	74	367	1,446
Adjusted EBITDAX	$149,312	$88,133	$56,674	$361,992	$265,612
Net income (loss) per boe	$18.45	$18.37	$(68.51)	$9.74	$(34.95)
Adjusted EBITDAX per boe	$40.33	$37.59	$28.65	$35.65	$29.89
1    Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Pro Forma
Adjusted EBITDAX represents net income (loss) before loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition/integration, divestiture and strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	December 31, 2021		December 31, 2021
	LTM Actual	Lonestar [1]	LTM Pro Forma [1]
	(in thousands, except per unit amounts)
Net income (loss)	$98,918	$(18,742)	$80,176
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	8,860	—	8,860
Interest expense, net	33,161	12,743	45,904
Income tax expense	1,560	287	1,847
Impairments of oil and gas properties	1,811	—	1,811
Depreciation, depletion and amortization	131,657	18,360	150,017
Share-based compensation expense	15,589	1,894	17,483
Gain on sales of assets, net	(9)	—	(9)
Adjustments for derivatives:
Net losses	136,999	54,988	191,987
Realized commodity settlements, net [2]	(90,741)	—	(90,741)
Adjustment for special items:
Acquisition/integration, divestiture and strategic transaction costs	23,820	7,931	31,751
Organizational restructuring, including severance	367	709	1,076
Other, net	—	1,255	1,255
Adjusted EBITDAX	$361,992	$79,425	$441,417
Net income (loss) per boe	$9.74	$(5.68)	$5.96
Adjusted EBITDAX per boe	$35.65	$24.09	$32.81
1    LTM Adjusted EBITDAX pro forma for the Lonestar Resources acquisition is derived from the historical periods as reported in Lonestar Resources’ respective Quarterly Reports on Forms 10-Q for the first and second quarters of 2021 and include the use of the financial information for the third quarter of 2021 derived from its general ledger system and reported on the same basis of accounting as applied for prior reported periods.
2    Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per boe”
Adjusted direct operating expenses and adjusted direct operating expenses per boe are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per boe is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$119,025	$65,776	$174,403	$300,087	$642,443
Less:
Share-based compensation	(11,410)	(971)	(702)	(15,589)	(3,284)
Impairments of oil and gas properties	—	—	(120,351)	(1,811)	(391,849)
Depreciation, depletion and amortization	(48,003)	(30,975)	(25,782)	(131,657)	(140,673)
Total cash direct operating expenses	59,612	33,830	27,568	151,030	106,637
Significant special charges:
Acquisition/integration, divestiture and strategic transaction costs	(16,485)	(2,680)	(4,448)	(23,820)	(4,973)
Organizational restructuring, including severance	(128)	—	(74)	(367)	(1,446)
Non-GAAP Adjusted direct operating expenses	$42,999	$31,150	$23,046	$126,843	$100,218
Operating expenses per boe	$32.15	$28.06	$88.17	$29.55	$72.29
Total cash direct operating expenses per boe	$16.10	$14.43	$13.94	$14.87	$12.00
Non-GAAP Adjusted direct operating expenses per boe	$11.62	$13.29	$11.65	$12.49	$11.28

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(in thousands, except per unit amounts)
GAAP General and administrative expenses	$35,435	$10,932	$9,988	$66,529	$33,789
Less: Share-based compensation	(11,410)	(971)	(702)	(15,589)	(3,284)
Significant special charges:
Acquisition/integration, divestiture and strategic transaction costs	(16,485)	(2,680)	(4,448)	(23,820)	(4,973)
Organizational restructuring, including severance	(128)	—	(74)	(367)	(1,446)
Adjusted cash-based general and administrative expenses	$7,412	$7,281	$4,764	$26,753	$24,086
GAAP General and administrative expenses per boe	$9.57	$4.66	$5.05	$6.55	$3.80
Adjusted cash general and administrative expenses per boe	$2.00	$3.11	$2.41	$2.63	$2.71

Exhibit 99.1
Reconciliation of GAAP “Standardized Measure of Discounted Future Net Cash Flows” to Non-GAAP “PV-10”
Non-GAAP PV-10 value is the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. The standardized measure of discounted future net cash flows is the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. We use non-GAAP PV-10 value as one measure of the value of our estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. We believe that securities analysts and rating agencies use PV-10 value in similar ways. Our management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves.

	December 31,
	2021	2020
	(in thousands)
Standardized measure of future discounted cash flows	$3,057,161	$650,290
Present value of future income taxes discounted at 10%	361,559	7,256
PV-10	$3,418,720	$657,546

Definition and Explanation of Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. We present Free Cash Flow as the excess (deficiency) of Discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense, debt issue costs, other, net and adjustments for income taxes refunded and changes for working capital. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	(in thousands)
Adjusted EBITDAX, as reported	$149,312	$361,992
Cash interest	(11,928)	(34,029)
Income taxes refunded (paid)	72	(288)
Debt issues costs paid	(10,970)	(14,367)
Working capital and other, net	1,327	61,599
Discretionary cash flows	127,813	374,907

Capital expenditures, as reported	(83,630)	(266,457)
Proceeds from asset sales	3	160
Sales and use tax refunds	—	457
Capital additions, net	(83,627)	(265,840)
Non-GAAP Free Cash Flow	$44,186	$109,067

As adjusted net debt at beginning of period [1]	$630,662	$695,543
Less: Net debt at end of period	(586,476)	(586,476)
Non-GAAP Free Cash Flow	$44,186	$109,067
1    Net debt at the beginning of the period has been adjusted for the net cash effects of the Lonestar Acquisition and Juniper Transaction. See the following table for adjustments to net debt.

Exhibit 99.1
Net Debt
Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt, less cash, cash equivalents and restricted cash - non-current. Net debt, as adjusted, calculated on a pro forma basis as of September 30, 2021 and December 31, 2020 to adjust for related impacts of the Lonestar Acquisition and Juniper Transaction, respectively (refer to footnotes 3 and 5 below). Long-term debt excludes non-recourse mortgage debt assumed with the Lonestar Acquisition. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	December 31, 2021	September 30, 2021		December 31, 2020
	Actual	Actual [1]	Pro Forma Adjusted [2]	Actual	Pro Forma Adjusted [3,4]
	(in thousands)
Credit Facility	$208,000	$212,900	$212,900	$314,400	$233,900
9.25% Senior Notes due 2026	400,000	—	400,000	—	400,000
Second Lien Term Loan, excludes unamortized discount and issue costs	—	143,110	143,110	200,000	148,735
Other debt [4]	2,157	—	—	—	—
Lonestar transaction [5]	—	—	(74,651)	—	(74,651)
Cash and cash equivalents [6]	(23,681)	(50,697)	(50,697)	(13,020)	(12,441)
Net Debt	$586,476	$305,313	$630,662	$501,380	$695,543
1    Long-term debt used to calculate Net Debt excludes the 9.25% senior unsecured notes and related funds which were held in escrow as restricted cash at September 30, 2021.
2    Long-term debt used to calculate pro forma adjusted Net Debt includes the 9.25% senior unsecured notes and related funds which were held in escrow as restricted cash at September 30, 2021.
3    Adjustments attributable to the Juniper Transaction and debt amendments include (i) prepayments of $80.5 million under the Credit Facility; (ii) prepayments of $51.3 million under the Second Lien Term Loan and (iii) transaction expenses, the total of which was $0.6 million, paid in excess of the $150 million received as a capital contribution from Juniper used to fund the prepayments and transaction expenses.
4    Other debt includes $2.2 million related to the PPP loan assumed in the Lonestar Acquisition which was fully forgiven subsequent to December 31, 2021.
5    Adjustments attributable to the Lonestar Acquisition and related debt repayments and hedge restructurings include (i) net proceeds from the 9.25% Senior Notes due 2026 of $396.1 million, (ii) debt repayments totaling $392.7 million for the Second Lien Term Loan and Lonestar’s debt, (iii) hedge restructuring costs of $49.6 million and (iv) transaction expenses of $28.5 million.
6    Excludes restricted cash - non-current of $396.1 million as of September 30, 2021 related to the Lonestar Acquisition.

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@rangeroil.com